EXHIBIT 10.12

THIRD AMENDMENT OF LEASE

This Third Amendment of Lease Agreement (this ‘'Third Amendment”), dated as of the 27th day of September 2017, by and between TRIZECHAHN 1065 AVENUE OF THE AMERICAS PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), as landlord, and GRUBHUB HOLDINGS INC., a Delaware corporation, (as successor-in-interest to SEAMLESS NORTH AMERICA, LLC, formerly known as SEAMLESSWEB PROFESSIONAL SOLUTIONS, LLC), a Delaware corporation having an address at 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602 (“Tenant”), as tenant.

WITNESSETH:

WHEREAS, Landlord and Tenant are the present parties to a lease dated as of May 19, 2011 (the “Original Lease”), which Original Lease was amended by (i) that certain Amendment of Lease Agreement dated as of July 26, 2013 (the “First Amendment”) and (ii) that certain Second Amendment of Lease dated as of July 26, 2013 (the “Second Amendment”; the Original Lease, as amended by the First Amendment and the Second Amendment, collectively, the “Existing Lease”), pursuant to which Existing Lease Landlord leases to Tenant the entire fifteenth (15th) floor in the building known as 1065 Avenue of the Americas, a/k/a 5 Bryant Park, New York, New York consisting of 28,681 rentable square feet (the “Original Premises”), all as more particularly set forth in the Existing Lease;

WHEREAS, effective as of December 31, 2014, SEAMLESS NORTH AMERICA, LLC was merged with and into GRUBHUB HOLDINGS INC., and therefore GRUBHUB HOLDINGS INC. succeeded to the position of Tenant under the Lease;

WHEREAS, by notice dated July 14, 2017, Landlord delivered a “First Offer Notice” to SEAMLESS NORTH AMERICA, LLC pursuant to Article 29 of the Existing Lease with respect to certain space in the Building known as Suites 1300 and 1320 (collectively, the “13th Floor Premises”), as set forth on Exhibit A attached hereto, with respect to which 13th Floor Premises SEAMLESS NORTH AMERICA, LLC has a right of first offer to lease, in accordance with the terms of the Existing Lease and said First Offer Notice;

WHEREAS, Tenant, as successor-in-interest to SEAMLESS NORTH AMERICA, LLC under the Existing Lease, exercised its right of first offer to lease the 13th Floor Premises upon the terms of the First Offer Notice and the Existing Lease;

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to provide that, in addition to the Original Premises and the 13th Floor Premises, Landlord will lease to Tenant certain space consisting of the entire twelfth (12th) floor of the Building, as set forth on Exhibit B attached hereto (the “12th Floor Premises”, and together with the 13th Floor Premises, the “Additional Premises”) and

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to provide for, among other things, the memorialization of Landlord’s leasing to Tenant of the Additional Premises, all upon the terms and conditions of this Third Amendment, as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:

1.Definitions. All capitalized terms contained in this Third Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Third Amendment and as hereafter amended. Commencing on the 12th Floor Premises Commencement Date (hereinafter defined) and continuing through the date immediately preceding the 13th Floor Premises Commencement Date, “Premises,” as used in the Lease, shall mean the Original Premises and the 12th Floor Premises. From and after the 13th Floor Premises Commencement Date (hereinafter defined), “Premises,” as used in the Lease, shall mean the Original Premises and the Additional Premises

2. 12th Floor Premises.

(A)The “12th Floor Premises Commencement Date” shall mean the date on which Landlord shall deliver possession of the 12th Floor Premises to Tenant in broom-clean condition and free of all tenancies, licenses, and third party rights and with the 12th Floor Work (hereinafter defined) Substantially Completed; provided that the 12th Floor Premises Commencement Date shall not occur prior to January 1, 2018, From and after the 12th Floor Premises Commencement Date, the 12th Floor Premises shall be leased to Tenant upon all of the terms and conditions of the Existing Lease, except to the extent herein modified and amended. Tenant covenants and agrees to take physical possession of the 12th Floor Premises on the 12th Floor Premises Commencement Date. Tenant shall have no right to enter the 12th Floor Premises until Landlord shall tender possession, unless Tenant shall obtain Landlord's prior written consent to such entry. Notwithstanding the foregoing, upon Tenant’s request, Landlord and Tenant shall arrange for Tenant’s entry into the 12th Floor Premises, accompanied by a representative of Landlord, prior to the 12thFloor Premises Commencement Date, to permit Tenant to measure the 12th Floor Premises; provided, however, if substantial completion of the 12th Floor Work is delayed by any Tenant Delay (hereinafter defined), such 12th Floor Work shall be deemed to be substantially complete as of the date substantial completion would have occurred but for such Tenant Delay. “Tenant Delay” shall mean any delay that Landlord may encounter in the completion of such work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architects or employees, including, without limitation, any delay due to Tenant’s entry into the 12th Floor Premises prior to the 12th Floor Premises Commencement Date as contemplated in this Section 2(A). When the 12th Floor Premises Commencement Date is determined, Landlord and Tenant shall execute an agreement setting forth the 12th Floor Premises Commencement Date and the 12th Floor Premises Rent Commencement Date (as hereinafter defined), provided that any failure of the parties to enter into such agreement shall not affect the occurrence of such dates as provided under this Third Amendment.

(B)By taking possession of any portion of the 12th Floor Premises hereunder, except as otherwise may be expressly set forth in this Third Amendment, Tenant shall be deemed to have accepted the 12th Floor Premises as being in good order, condition and repair, and otherwise in its then existing “as is” and “where is” condition as of the 12th Floor Premises Commencement Date. Landlord shall not be obligated to perform any work whatsoever to prepare the 12th Floor Premises for Tenant, except that, prior to the 12th Floor Premises Commencement Date, Landlord shall have substantially completed work described on Exhibit C annexed hereto (the “12th Floor Work”) in accordance with all applicable Laws, at Landlord's cost. Landlord shall not be obligated to perform any work whatsoever to prepare the 12th Floor Premises for Tenant other than the 12th Floor Work.

3. 13th Floor Premises.

(A)The “13th Floor Premises Commencement Date” shall mean the date on which Landlord shall deliver possession of the 13th Floor Premises to Tenant in broom-clean condition and free of all tenancies, licenses, and third party rights but otherwise in its then “as-is” and “where-is” condition as of the 13th Floor Premises Commencement Date; provided, however, that the 13th Floor Premises Commencement Date shall not occur prior to August 1, 2018. From and after the 13th Floor Premises Commencement Date, the 13th Floor Premises shall be leased to Tenant upon all of the terms and conditions of the Existing Lease, except to the extent herein modified and amended. Tenant covenants and agrees to take physical possession of the 13th Floor Premises on the 13th Floor Premises Commencement Date. Tenant understands and acknowledges that the 13th Floor Premises is occupied by other tenants and that Tenant shall have no right to enter the 13th Floor Premises until Landlord shall tender possession. Notwithstanding the foregoing, upon Tenant’s request to the extent permitted under the existing leases with respect to the 13th Floor Premises, Landlord agrees to request that the existing tenant permit Tenant’s one-time entry into the 13th Floor Premises, accompanied by a representative of Landlord, prior to the 13th Floor Premises Commencement Date, to permit Tenant to measure the 13th Floor Premises; provided, however, that any such access shall be subject to the limitations and conditions set forth in such existing leases. When the 13th Floor Premises Commencement Date is determined, Landlord and Tenant shall execute an agreement setting forth the 13th Floor Premises Commencement Date and the 13th Floor Premises Rent Commencement Date (as hereinafter defined) and the Expiration Date (as hereinafter modified), provided that any failure of the parties to enter into such agreement shall not affect the occurrence of such dates as provided under this Third Amendment.

(B)Landlord shall not be obligated to perform any work whatsoever to prepare the 13th Floor Premises for Tenant’s occupancy thereof. By taking possession of any portion of the 13th Floor Premises hereunder, Tenant shall be deemed to have accepted the 13th Floor Premises as being in good order, condition and repair, and otherwise in its then existing “as is” and “where is” condition as of the 13th Floor Premises Commencement Date.

Notwithstanding the foregoing, in the event that during the performance of the Additional Premises Initial Improvements (as hereinafter defined) in the 13th Floor Premises it is determined that there are any Hazardous Materials existing in the 13th Floor Premises in violation of any Law, then following written notice thereof from Tenant, Landlord shall cure such violation of Law by either encapsulating or removing such Hazardous Materials from the Premises. In the event that any such encapsulation or removal work by Landlord actually delays the performance of the Additional Premises Initial Improvements in the 13th Floor Premises, then for each day of such actual delay, the abatement period for the 13th Floor Premises set forth in Section 6.(A)4(iii) below shall be increased by one (1) day.

4.Additional Premises.

(A)Tenant acknowledges that, except as may otherwise be expressly provided in the Existing Lease, neither Landlord, nor any employee, agent nor contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas, Original Premises or Additional Premises, or the suitability of any of the foregoing for the conduct of Tenant’s business. Landlord reserves for Landlord’s exclusive use all of the following (other than as installed by Tenant for Tenant’s exclusive use) that may be located in the Additional Premises: janitor closets, stairways and stairwells; fans, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts,

(B)If Landlord shall be unable to give possession of the 12th Floor Premises or the 13th Floor Premises to Tenant as set forth herein, on any specific date for any reason, Landlord shall not be subjected to any damages or other liability, or be deemed in default under the Lease for the failure to give possession of the 12th Floor Premises or the 13th Floor Premises, as applicable, on such date, except as otherwise provided herein with respect to rent abatement. No such failure to give possession of the 12th Floor Premises or the 13th Floor Premises on any specific date shall affect the validity of the Lease or the obligations of Tenant under the Lease or be deemed to extend the Term beyond the Expiration Date. Tenant hereby waives any rights to rescind this Third Amendment and/or the Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force. Notwithstanding the foregoing, if Landlord is unable to deliver the 12th Floor Premises on or before February 1, 2018, as adjusted for Tenant Delay and Force Majeure, the abatement period with respect to the 12th Floor Premises set forth in Section 6(A)(4)(ii) below shall be increased by one (1) day for each day after February 1, 2018 that the 12th Floor Premises is not so delivered. Furthermore, if Landlord is unable to deliver the 12th Floor Premises on or before April 1, 2018, as adjusted for Tenant Delay and Force Majeure, the abatement period with respect to the 12th Floor Premises set forth in Section 6(A)(4)(ii) below shall be increased by two (2) days for each day after April 1, 2018 that the 12th Floor Premises is not so delivered and the adjustment to the abatement period described in the previous sentence shall not be applicable from and after April 1, 2018. Tenant shall not be entitled to any adjustment to the abatement period set forth in Section 6(A)(4)(iii) below; provided, however, that in the event that the existing tenants in the 13th Floor Premises fail to surrender the 13th Floor Premises to Landlord by August 1, 2018, Landlord agrees to use diligent efforts to cause such tenants to surrender the 13th Floor Premises. In furtherance thereof, in the event such tenants fail to surrender the 13th Floor Premises by September 1, 2018, then Landlord agrees to enforce the provisions of the holdover provisions of such tenants leases, including, without limitation, filing an unlawful detainer suit or other applicable court action.

5.Term. The Term of the Lease is hereby extended for an additional period so that the “Expiration Date” of the Lease shall be deemed to be the last day of the month in which occurs the day immediately preceding the date that is eleven (11) years and two (2) months following the 13th Floor Premises Commencement Date.

6.Base Rent and Additional Rent.

(A)The Base Rent and Additional Rent (including Tenant’s Tax Payment and Tenant’s payment of Additional Expenses) attributable to the Original Premises shall continue to be payable as set forth in the Existing Lease, except as otherwise provided herein. Effective as of January 1, 2018, Section 1.1 (i) of the Lease is amended and restated in its entirety as follows:

(i)“Base Rent” shall mean the Rent payable pursuant to Section 4.1, as follows:

(1)With respect to the Original Premises;

(i)beginning on the Commencement Date and continuing through and including the day immediately prior to the fifth (5th) anniversary of the Commencement Date, One Million Six Hundred Six Thousand One Hundred Thirty-Six and No/100 Dollars ($1,606,136.00) per annum, payable at the rate of One Hundred Thirty-Three Thousand Eight Hundred Forty-Four and 67/100 Dollars ($133,844.67) per month;

(ii)beginning on the fifth (5th) anniversary of the Commencement Date and continuing through and including December 31, 2017, One Million Nine Hundred Fifty-Two Thousand Three Hundred Fifty-Five and No/100 Dollars ($1,749,541.00) per annum, payable at the rate of One Hundred Forty-Five Thousand Seven Hundred Ninety-Five and 08/100 Dollars ($145,795.08) per month;

(iii)beginning on January 1, 2018 and continuing through and including the day immediately prior to the date which is five (5) years and seven (7) months after the 12th Floor Commencement Date, Two Million Sixty-Five Thousand Thirty-Two and No/100 Dollars ($2,065,032.00) per annum, payable at the rate of One Hundred Seventy-Two Thousand Eighty-Six and No/100 Dollars ($172,086.00) per month; and

(iv)beginning on the date which is five (5) years and seven (7) months after the12th Floor Commencement Date, and continuing through and including the Expiration Date, Two Million Two Hundred Eight Thousand Four Hundred Thirty-Seven and No/100 Dollars ($2,208,437.00) per annum, payable at the rate of One Hundred Eighty-Four Thousand Thirty-Six and 41/100 Dollars ($184,036.41) per month.

(2)With respect to the 12th Floor Premises:

(i)beginning on the 12th Floor Premises Commencement Date and continuing through and including the day immediately prior to the date which is six (6) years and two (2) months after the 12th Floor Premises Commencement Date, Two Million Two Hundred Ninety-Seven Thousand Eight Hundred Eight and No/100 Dollars ($2,297,808. 00) per annum, payable at the rate of One Hundred Ninety-One Thousand Four Hundred Eighty-Four and No/100 Dollars ($191,484.00) per month; and

(ii)beginning on the day that is six (6) years and two months after the 12th Floor Premises Commencement Date and continuing through and including the Expiration Date, Two Million Four Hundred Fifty-Seven Thousand Three Hundred Seventy-Eight and No/100 Dollars ($2,457,378.00) per annum, payable at the rate of Two Hundred Four Thousand Seven Hundred Eighty-One and 50/100 Dollars ($204,781.50) per month.

(3)With respect to the 13th Floor Premises:

(i)beginning on the 13th Floor Premises Commencement Date and continuing through and including the day immediately prior to the date that is six (6) years and ten (10) months after the 13th Floor Premises Commencement Date, One Million Four Hundred Eighty-Four Thousand Nine Hundred Twenty-Eight and No/100 Dollars ($1,484,928.00) per annum, payable at the rate of One Hundred Twenty-Three Thousand Seven Hundred Forty-Four and No/100 Dollars ($123,744.00) per month; and

(ii)beginning on the day that is six (6) years and ten (10) months after the 13th Floor Premises Commencement Date and continuing through and including the Expiration Date, One Million Five Hundred Eighty-Eight Thousand Forty-Eight and No/100 Dollars ($1,588,048.00) per annum, payable at the rate of One Hundred Thirty-Two Thousand Three Hundred Thirty-Seven and 33/100 Dollars ($132,337.33) per month.

(4)Abatements. Provided Tenant is not in default beyond written notice and applicable cure periods pursuant to the terms of the Lease (i) the Base Rent attributable to the Original Premises shall be abated in its entirety for the period commencing on January 1, 2018 and ending on July 31, 2018; (ii) the Base Rent attributable to the 12th Floor Premises shall be abated in its entirety for the period commencing on the 12th Floor Premises Commencement Date and ending on the date which is fourteen (14) months after the 12th Floor Premises Commencement Date; and (iii) the Base Rent attributable to the 13th Floor Premises shall be abated its entirety for the period commencing on the 13th Floor Premises Commencement Date and ending on the date which is twenty-two (22) months after the 13th Floor Premises Commencement Date. For example, for purposes of clauses (ii) and (iii), subject to the provisions of this Subsection (4), if the applicable Commencement Date is the fifteenth (15th) day of a month, then the expiration date of the abatement period would be the fourteenth (14th) day of the fourteenth (14th) month thereafter with respect to the 12th Floor Premises, and the fourteenth (14th) day of the twenty-second (22nd) month thereafter with respect to the 13th Floor Premises.

(B)From and after January 1, 2018 (unless otherwise specified below):

(1)“Area of the Premises” means (i) the equivalent of 60,595 rentable square feet (28,681 of which are attributable to the Existing Premises, and 31,914 of which are attributable to the 12th Floor Premises) as of the 12th Floor Premises Commencement Date, and (ii) the equivalent of 81,219 rentable square feet (with the addition of 20,624 rentable square feet attributable to the 13th Floor Premises) as of the 13th Floor Premises Commencement Date.

(2)“Tenant’s Tax Share,” solely with respect to the 12th Floor Premises, shall mean 4.82%.

(3)“Tenant’s Tax Share,” solely with respect to the 13th Floor Premises, shall mean 3.12%.

(4)“Tenant’s Expense Share,” solely with respect to the 12th Floor Premises, shall mean 4.96%.

(5)“Tenant’s Expense Share,” solely with respect to the 13th Floor Premises, shall mean 3.20%.

(6)“Base Tax Year.” solely with respect to Tenant’s Tax Payment (as such term is defined in the Existing Lease) obligations relating to the Original Premises and the Additional Premises shall mean the New York City fiscal tax year commencing July 1, 2018 and ending on June 30, 2019. Tenant shall not pay Tenant’s Tax Share (i) prior to the first (1st) anniversary of the 12th Floor Premises Commencement Date, with respect to the Original Premises and the 12th Floor Premises, and (ii) prior to the first (1st) anniversary of the 13th. Floor Premises Commencement Date with respect to the Thirteenth (13th) Floor Premises.

(7)“Base Expense Year.” solely with respect to Tenant’s Additional Expenses (as such term is defined in the Existing Lease) obligations relating to (i) the Original Premises and the 12th Floor Premises shall mean Landlord’s Fiscal Year ending December 31, 2018; and (ii) the 13th Floor Premises shall mean the average of Expenses with respect to Landlord’s Fiscal Year ending December 31, 2018 and Expenses with respect to Landlord’s Fiscal Year ending December 31, 2019.

7.Tenant Improvements and Landlord’s Contributions.

(A)Additional Premises Initial Improvements. Tenant intends to undertake renovations in the 12th Floor Premises and the 13th Floor Premises to prepare the same for Tenant’s occupancy (the “Additional Premises Initial Improvements”). As soon as is reasonably practicable after the Date of this Third Amendment. Tenant shall deliver to Landlord, for Landlord’s approval, construction drawings for the Additional Premises initial Improvements. Such construction drawings shall reflect Alterations that would not (a) alter the exterior of the Building in any way or affect the exterior appearance of the Building, (b) exceed or adversely affect the capacity, maintenance, expenses or integrity of the Building’s structure or any of its components, including, without limitation, the Building Systems, (c) affect the certificate of occupancy for the Building or necessitate the performance of any work by Landlord in the Building or (d) adversely affect the premises of any other tenants or occupants of the Building. Within ten (10) business days following Landlord’s receipt of such construction drawings, Landlord shall notify Tenant, either approving such construction drawings or specifying for Tenant, in reasonable detail, Landlord’s reasons for withholding approval and any required modifications. Within five (5) business days following receipt of Landlord’s response to the construction drawings, if the same were not approved, Tenant shall revise such construction drawings to reflect Landlord’s responses. Such process shall continue, with each party responding to the other within five (5) business days after such party’s receipt of the revised construction drawings or response thereto, as applicable, until Landlord approves such construction drawings. If Landlord fails to approve the construction drawings, or respond to the same with reasonable detail indicating its reasons for disapproval within the aforesaid ten (10) business day period, or within five (5) business days following any resubmission thereof (which five (5) business day period shall be extended by one (1) day for each day beyond the five (5) business days provided for response that Tenant fails to revise such construction drawings to reflect Landlord’s responses), and if thereafter Landlord in either case also fails to approve or so respond to Tenant within five (5) business days after receipt from Tenant of a notice (a “Plan Notice”) seeking a response to Tenant’s request for approval of the construction drawings, Landlord shall be deemed to have approved the construction drawings provided that Tenant shall have stated in capitalized letters and bold type (a) on the envelope of the Plan Notice: “SECOND NOTICE REGARDING CONSTRUCTION DRAWINGS” and (b) on the first page of the Plan Notice: “LANDLORD’S FAILURE TO RESPOND TO TENANT REGARDING THE CONSTRUCTION DRAWINGS WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE SHALL BE DEEMED TO BE LANDLORD’S APPROVAL OF SUCH CONSTRUCTION DRAWINGS. ” Landlord shall not charge Tenant a supervisory fee for Landlord’s review of the construction drawings as described in this Section 7(A), but Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs in reviewing such construction drawings. Tenant shall perform the Additional Premises Initial Improvements Original Premises Alterations at Tenant’s own cost and expense, in compliance with Laws and the provisions of the Lease (including without limitation Article 10 of the Original Lease), and in accordance with the approved construction drawings developed as set forth above. Landlord agrees to deliver an ACP-5 to Tenant with respect to the condition of the 12th Floor Premises and the 13th Floor Premises, subject to and following approval of Tenant’s plans for the Additional Premises Initial Improvements and receipt of Tenant’s PW-I documents.

(B)Original Premises Alterations. Tenant intends to perform certain Alterations in the Original Premises, which shall be performed at Tenant’s own cost and expense, in compliance with Laws and the provisions of the Lease (including without limitation Article 10 of the Original Lease), and in accordance with the construction drawings developed and approved in accordance with said Article 10 (the “Original Premises Alterations”).

(C)Landlord’s Contribution. Notwithstanding the last sentence of Section 7(A) and Section 7(B), provided that no Event of Default shall at the time of any disbursement have occurred and be continuing, Landlord shall contribute up to Eight Million Three Hundred Ninety-One Thousand Two Hundred Thirty and 00/100 Dollars ($8,391,230.00) toward the cost of the Additional Premises Initial Improvements; provided that (i) no more than One Hundred Three Thousand One Hundred Twenty and No/100 Dollars ($103,120.00) may be applied toward the cost of demolition of the 13th Floor Premises, and (ii) at least Five Hundred Seventy-Three Thousand Six Hundred Twenty and No/100 Dollars ($573,620.00) (“Landlord’s Contribution”) shall be applied toward the cost of the Original Premises Alterations (up to fifteen percent (15%) of each of which may be used for architectural, engineering and design costs and the costs of furniture systems), which Landlord shall pay to Tenant as follows: Landlord shall pay up to ninety percent (90%) of Landlord's Contribution in installments no more frequently than thirty (30) days apart throughout the course of performance of the Additional Premises Initial Improvements and the Original Premises Alterations, respectively, each within thirty (30) days after Tenant submits to Landlord (a) copies of paid invoices for the applicable work performed or materials used, (b) lien waivers covering all work for which payment is being requested, (c) an architect’s certification stating that the portion of the Additional Premises Initial Improvements or Original Premises Alterations, as applicable, for which payment is being requested has been performed in accordance with the approved construction drawings, and certifying as to the amount due and owing to contractors, and (d) such other evidence that the services performed have been rendered with respect to, and materials used have been incorporated into, such Additional Premises Initial Improvements or Original Premises Alterations, as applicable, as Landlord may reasonably request. Landlord shall pay the remaining ten percent (10%) of Landlord’s Contribution following completion of the Additional Premises Initial Improvements and Original Premises Alterations, respectively, and within thirty (30) days after Tenant submits to Landlord (a) copies of paid invoices for the applicable work performed or materials used, (b) final lien waivers with respect to the Additional Premises Initial Improvements or Original Premises Alterations, as applicable, (c) an architect’s certification stating that the Additional Premises Initial Improvements or Original Premises Alterations, as applicable, have been completed in accordance with the approved construction drawings, and certifying as to the amount due and owing to contractors, and (d) such other evidence that the services performed have been rendered with respect to, and materials used have been incorporated into, such Additional Premises Initial Improvements or Original Premises Alterations, as applicable, as Landlord may reasonably request.

8.Elevator. Section 7. 2(b) of the Original Lease is hereby amended as follows: (i) to delete the parenthetical in the second sentence and insert the following in lieu thereof “(including during construction of the Additional Premises Initial Improvements and the Original Premises Alterations and move into the 12th Floor Premises and the 13th Floor Premises, provided such use shall not interfere with any work being performed by Landlord)” and (ii) to delete the last sentence and insert the following in lieu thereof:” Tenant shall be permitted to use the Building’s freight elevators for up to eighty (80) hours in the aggregate, in blocks of 4 consecutive hours, at such other days or times, without charge, in connection with the performance of the Additional Premises Initial Improvements and the performance of the Original Premises Alterations and Tenant’s s move into the 12th Floor Premises and the 13th Floor Premises.

9.Electric. Tenant’s consumption of electrical energy at the Additional Premises shall be subject to the terms of Article 8 of the Original Lease as applied to the Additional Premises.

10.Subordination. Section 25. 1(b) of the Original Lease is hereby amended to insert “Landlord agrees to obtain from any current holder of an Encumbrance, and” at the beginning of the first sentence thereof.

11.Right of First Offer. Article 29 of the Original Lease is hereby amended as follows: (i) to delete “(d) all or any portion of the 17th floor of the Building, shown on Exhibit J hereto, and (e) all or any portion of the 18th floor of the Building, shown on Exhibit J hereto” and to insert the following in lieu thereof” and (d) all or any portion of the 11th floor of the Building, shown on Exhibit J-l hereto”; and (ii) to insert “with respect to the ROFO Space on the 13th, 14th and 16th floors of the Building, and existing as of the Effective Date of the Third Amendment to this Lease with respect to the ROFO Space on the 11th floor of the Building” following “Date of this Lease” where it appears in clauses (i) and (ii). In furtherance of the foregoing, the Lease is hereby amended to insert a new Exhibit J-l, in the form attached hereto as Exhibit D.

12.Termination. Article 30 of the Original Lease is hereby terminated in its entirety and is of no further force or effect.

13.Assumption of Tenant’s Obligations. GRUBHUB HOLDINGS INC. hereby confirms and acknowledges that it agrees to assume all of the terms, covenants, obligations, conditions, and agreements to be observed or performed by the Tenant under the Lease, whether accruing prior to, or following, the date of this Third Amendment.

14.Guaranty. As a material inducement to Landlord to enter into this Third Amendment, Tenant shall cause to be delivered to Landlord, simultaneously with the execution of this Third Amendment, the guaranty of GrubHub Inc., a Delaware corporation, in the form annexed hereto as Exhibit E (the ‘‘Guaranty”). Tenant hereby represents and warrants to Landlord that the sole assets and liabilities of the GrubHub Inc. is the entity, GrubHub Holdings, Inc.

15.Brokerage. Each of Landlord and Tenant represents and warrants to the other that it dealt with no broker or agent who negotiated or was instrumental in negotiating or consummating this Third Amendment other than CBRE, Inc. (the “Broker”). Neither party knows of any real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Third Amendment, other than the Broker. Landlord shall pay ail fees, Commissions or other compensation payable to the Broker pursuant to a separate agreement between Landlord and the Broker. Tenant and Landlord shall indemnify and hold each other harmless from and against any and all claims, damages, losses, costs and expenses incurred by the indemnified party resulting from any claims asserted against the indemnified party by brokers or agents other than the Broker claiming through the indemnifying party in connection with this Third Amendment. In addition to and not by way of limitation of the foregoing. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, losses, costs or expenses incurred by Landlord resulting from any claims asserted by Cushman & Wakefield, Inc. in connection with this Third Amendment.

16.Lease Ratified. Except as modified by this Third Amendment, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect, and are hereby ratified and confirmed.

17.Successors and Assigns. The covenants, agreements, terms and conditions contained in this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective, assigns.

18.Changes to be in Writing. This Third Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

19.Not Binding Until Executed by Landlord and Tenant. This Third Amendment shall not be binding in any respect upon Landlord or Tenant until a counterpart hereof is executed by each of Landlord and Tenant and delivered to the respective other party.

20.Counterparts. This Third Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures of the parties to this Third Amendment via facsimile or e-mail (by PDF) shall be treated as and have the same binding effect as original signatures hereon.

[SIGNATURE(S) ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

TRIZECHAHN 1065 AVENUE OF THE
AMERICAS PROPERTY OWNER LLC, a
Delaware limited liability company

By:	/s/ Mark Smith
Name:	Mark Smith
Title:	Managing Director

TENANT:

GRUBHUB HOLDINGS INC., a Delaware
corporation

By:	/s/ Adam Dewitt
Name:	Adam Dewitt
Title:	CFO